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                                                                    Exhibit 99.2

                                                           FOR IMMEDIATE RELEASE

                                                     Contact:   Greg H. Guettler
                                                                President
                                                                (651) 687-9999


               HYPERTENSION DIAGNOSTICS EXTENDS WARRANT OFFERING,
              REDUCES EXERCISE PRICE OF CLASS A AND CLASS B WARRANT

ST. PAUL, MN, July 25, 2002 - Hypertension Diagnostics, Inc., (NASDAQ SmallCap:
HDII) announced today that it has extended the period during which holders of the Company's Redeemable Class A Warrants (the "Class A Warrants") (NASDAQ
SmallCap: HDIIW) may participate in the Company's offering of up to 2,356,073 Redeemable Class B Warrants (the "Class B Warrants") (NASDAQ SmallCap: HDIIZ). The offering period began on June 6, 2002. The expiration of the offering period has been extended from 5:00 p.m. Central Time on August 7, 2002 to 5:00 p.m. Central Time on September 17, 2002. Holders of the Company's outstanding Class A Warrants who properly exercise a Class A Warrant during the offering period will be issued one Class B Warrant for each Class A Warrant exercised. In connection with this extended offering period, the Company has likewise extended the expiration date of the Class A Warrant from 5:00 p.m. Central Time on August 7, 2002 to 5:00 p.m. Central Time on September 17, 2002.

     The Company also announced that effective today it has reduced the exercise price of both the Class A Warrant and the Class B Warrant. The Class A Warrant exercise price has been reduced from $1.80 to $1.25 per share of Common Stock issuable upon exercise of the Class A Warrant. The Class B Warrant exercise price has been reduced from $2.00 to $1.50 per share of Common Stock issuable upon exercise of the Class B Warrant. These reductions in respective exercise prices will continue until the respective expiration dates of the Class A Warrants and the Class B Warrants.

                                    - more -


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Page 2, Hypertension Diagnostics, Inc.
July 25, 2002

For a copy of the prospectus please contact:

Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota  55121-1562
(651) 687-9999 (ext. 106)
Attention: James S. Murphy

     A registration statement relating to this offering was declared effective by the U.S. Securities and Exchange Commission on June 6, 2002. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2001 Annual Report on Form 10-KSB under the caption "Risk Factors," as well as others not now anticipated.

                                      # # #

CVProfilor is a registered trademark of Hypertension Diagnostics, Inc. Hypertension Diagnostics, HDI/PulseWave , PulseWave and CVProfile are trademarks of Hypertension Diagnostics, Inc. All rights reserved.

Website: www.hdii.com

Investor Relations:                 Mr. Jens Dalsgaard, Managing Director
                                    Redwood Consultants, LLC
                                    Bel Marin Keys, CA  94949
                                    415-884-0348